Exhibit 99.2

SPECIAL MEETING OF SHAREHOLDERS OF

BCSB BANCORP, INC.

                             , 2014

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK IN AS SHOWN HERE [ X ]

1.	The approval of the Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc., dated as of June 13, 2013, and the transactions contemplated therein, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	2.	The approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					3.	The approval of a non-binding advisory resolution approving certain compensation payable to the named executive officers of BCSB Bancorp. Inc. in connection with the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

					The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐
Signature of Shareholder			Date:		Signature of Shareholder			Date:

Note:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, only one registered holder need sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BCSB BANCORP, INC.

PROXY CARD

SPECIAL MEETING OF SHAREHOLDERS

                    , 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints                             .                          and                      and each of them, with full power of substitution, to act as proxies for the undersigned and to vote all shares of common stock of BCSB Bancorp, Inc. which the undersigned is entitled to vote at the special meeting of shareholders to be held on                       , 2014 at       :           .m. local time, at Baltimore County Savings Bank’s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, and at any and all adjournments thereof, as follows:

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF

SHAREHOLDERS OF

BCSB BANCORP, INC.

                                     , 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

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